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EXHIBIT 10.9

                           DATEK ONLINE HOLDINGS CORP.
                            2001 STOCK INCENTIVE PLAN

                      NON-QUALIFIED STOCK OPTION AGREEMENT

                                 FOR EXECUTIVES

         THIS AGREEMENT, made and entered into as of March 1, 2003 (the "Grant Date") by and between Ameritrade Holding Corporation (the "Company") and Joseph
H. Moglia (the "Executive");

                                WITNESSETH THAT:

         WHEREAS, the Company maintains the Datek Online Holdings Corp. 2001 Stock Incentive Plan (the "Plan"); and

         WHEREAS, the Company and the Executive are parties to an Amended and Restated Employment Agreement dated as of March 1, 2001, as amended from time to time (the "Employment Agreement"), which provides for a grant of an option to the Executive as of March 1, 2003; and

         WHEREAS, the Company and the Executive have agreed that the grant of the option required under the terms of the Employment Agreement will be made under the Plan and the Committee (as defined in the Plan) has approved such grant;

         NOW, THEREFORE, the Company and the Executive hereby agree as follows;

1. Grant: Option Price. This Agreement evidences the grant to the Executive, pursuant to the terms of the Plan, of an option (the "Option") to purchase a total of 8,199,813 Shares. The Exercise Price of each Share subject to the Option shall be $5.05. The Option is not intended to be, and will not be treated as an "incentive stock option" as that term is used in section 422 of the Code.

2. Vesting. Subject to the terms and conditions of this Agreement, the Option shall become vested and exercisable with respect to 1/731 of the Shares awarded under this Agreement each day beginning with the Grant Date until such time as the Option is fully exercisable; provided, however, that no portion of the Option shall vest or become exercisable after the date on which the Executive's employment with the Company terminates for any reason except to the extent provided in Section 4 of the Employment Agreement. In the event that Section 4 of the Employment Agreement provides for accelerated vesting of the Option in the event of certain events, the provisions of Section 4 of the Employment Agreement shall control and shall be given full force and effect. The provisions of the Employment Agreement relating to the vesting of the Option are hereby incorporated by reference into this Agreement and form a part of this Agreement.


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3.       Exercise. After the Option becomes vested or exercisable pursuant to paragraph 2 and prior to the Expiration Date (defined below), the Option, to the extent then vested or exercisable, may be exercised in whole or in part by filing a written notice with the Secretary of the Company at its corporate headquarters. The exercise notice must be filed prior to the Expiration Date, must specify the number of Shares which the Executive elects to purchase and must be accompanied by payment of the Option Price (including any applicable withholding taxes) for such Shares indicated by the Executive's election. Payment of the Option Price (and any applicable withholding taxes) shall be by cash or check payable to the Company, by delivery of Shares having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the Option Price for the Shares, or any combination thereof. The Executive may pay the Option Price by authorizing Ameritrade Clearing, Inc. (or such other suitable party designated by the Company) to sell Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Option Price and any tax withholding resulting from such exercise.

4. Expiration of Option. The "Expiration Date" for this Option shall be the ten-year anniversary of the date on which the Option is granted. For purposes of the Plan, there shall be no definition of "Cause" which shall be applied so as to cause the provisions of Section 6(b) of the Plan to apply to the Option. The provisions of the Employment Agreement shall apply for purposes of determining the expiration of the Option in the event the Executive's employment with the Company terminates for Cause (as defined in the Employment Agreement).

5. Restriction on Sale of Shares. The Executive's right to sell any Shares acquired by exercise of this Option shall be subject to the terms, conditions and restrictions of the Company's equity ownership and disposition guidelines.

6. Change in Control Provisions. The provisions of the Plan regarding the effect of a Change in Control (as defined in the Plan) shall not apply to the Option. To the extent applicable, the provisions of the Employment Agreement relating to the effect of a Change in Control (as defined in the Employment Agreement) shall apply to the Option.

7. Nontransferability. The Option shall not be transferable except by will or the laws of descent and distribution and shall be exercisable during the Executive's lifetime only by the Executive.

8. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee and the Committee shall have all of the powers with respect to this Agreement that it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons. In the event of any conflicting terms between this Agreement and the Employment Agreement, the Employment Agreement shall govern.
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9.       Plan Governs. The terms of this Agreement shall be subject to the terms of the Employment Agreement and the terms of the Plan, a copy of which may be obtained by the Executive from the office of the Secretary of the Company.

10. Successors. The Agreement hereto shall be binding upon and shall inure to the benefit of any assignee or successor in the interest of the Company, and shall be binding upon and inure to the benefits of any estate, legal representative, beneficiary or heir of the Executive.

11. Employee and Shareholder Status. This Agreement does not constitute a contract of employment or continued service and does not give the Executive the right to be retained as an employee of the Company. This Agreement does not confer upon the Executive or any holder thereof any right as a shareholder of the Company prior to the issuance of Shares pursuant to the exercise of the Option.

12. Amendment. This Agreement may be amended by written agreement of the Executive and the Company, subject to the consent of the Committee, without the consent of any other person. No amendment to the Employment Agreement after the Grant Date shall be given effect with respect to the Option unless the amendment specifically provides otherwise.

13. Defined Terms. Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the Employment Agreement, or the Plan, as applicable, is similarly used or defined for purposes of this Agreement.

         IN WITNESS WHEREOF, the Executive has hereunto set his or her hand and the Company has caused these presents to be executed in its name and on its behalf, all as of the date first above written and the Executive hereby acknowledges that the terms and conditions of the Agreement thereto have been read and understood.

EXECUTIVE

/s/ Joseph H. Moglia
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AMERITRADE HOLDING CORPORATION

By:  /s/ J. Joe Ricketts
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Its: /s/ Chairman and Founder
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